Exhibit 5(b)

Premier® Retirement Variable Annuity Application Form Annuities are issued by Pruco Life Insurance Company

Annuities Service Center

Financial Professionals:

1-800-513-0805

Fax 1-800-576-1217

www.prudentialannuities.com

Regular Mail Delivery

Annuities Service Center

P.O. Box 7960

Philadelphia, PA 19176

Overnight Service, Certified or

Registered Mail Delivery

Prudential Annuities Service Center

2101 Welsh Road

Dresher, PA 19025

PRODUCT SELECTION è	| | Advisor Variable Annuity (This application must be accompanied by the appropriate completed advisory paperwork signed by both the Registered Investment and the Owner.)

SECTION 1 ■ OWNERSHIP INFORMATION
A. TYPE OF OWNERSHIP - Select One

Non Entity:	☐ Natural Person(s)		☐ UTMA/UGMA

Entity:	☐ Custodian	☐ Trust*	☐ Nonqualified Deferred Compensation Plan* ☐ Qualified Plans*
* If the Owner is a Trust, Corporation or other entity you must complete and submit the Certificate of Entity form with this application.

B. OWNER

Name (First, Middle, Last, or Trust / Entity)	☐ Male	☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN

- -

Street Address	City	State	ZIP

Telephone Number	E-mail Address

☐ U.S. Citizen	☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

C. CO-OWNER - Not available for entity-owned Annuities or Qualified Annuities.

   ☐ Check here to designate the Co-Owners as each other’s Primary Beneficiary.

Name (First, Middle, Last)	☐ Male	☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN
- -

Street Address	City	State	ZIP

☐ U.S. Citizen	☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

Relationship to Owner:

D. ANNUITANT - Complete this Section if the Annuitant is not the Owner.

Name (First, Middle, Last)	☐ Male	☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN
- -

Street Address	City	State	ZIP

☐ U.S. Citizen	☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

P-VAA(2/14)	ORD 202827 | page 1 of 8

SECTION 2 ■ BENEFICIARY INFORMATION - NOTE: IF MORE THAN 3 BENEFICIARIES SEE SECTION 6

•	For Custodial IRA contracts, the Custodian must be listed as the Beneficiary.

•	For Qualified contracts (Profit Sharing Plan, 401(k), etc.) other than an IRA, Roth IRA, SEP-IRA or 403(b), the Plan must be listed as the Beneficiary.

Indicate classifications of each Beneficiary. Percentage of benefit for all Primary Beneficiaries must total 100%. Percentage of benefit for all Contingent Beneficiaries must total 100%. If the Co-Owners have been chosen as each other’s Primary Beneficiary, then only Contingent Beneficiaries may be designated below.

Name (First, Middle, Last)	☐ Male ☐ Female	Birth Date (Mo - Day - Yr)

- -

☐ Primary	Relationship	SSN/TIN	Percentage
☐ Contingent				%

Name (First, Middle, Last)	☐ Male ☐ Female	Birth Date (Mo - Day - Yr)

- -

☐ Primary	Relationship	SSN/TIN	Percentage
☐ Contingent				%

Name (First, Middle, Last)	☐ Male ☐ Female	Birth Date (Mo - Day - Yr)

- -

☐ Primary	Relationship	SSN/TIN	Percentage
☐ Contingent				%

SECTION 3 ■ ANNUITY INFORMATION
A. TYPE OF CONTRACT TO BE ISSUED

☐ Non-Qualified ☐ SEP-IRA*	☐ Roth 401(k)*(Plan Year)	☐ 457(b)*(gov’t. entity)

☐ 401*(Plan Year)	☐ IRA ☐ Roth IRA ☐ 403(b)*	☐ 457(b)*(501(c) tax-exempt)

☐ Other

*The	following information is only required if the contract is being issued under an employer sponsored plan, including a
Simplified	Employee Pension Plan (SEP):

  Are you Self Employed?    ☐  Yes    ☐  No

Employer Plan No. (if available)	Employer Plan Name

Street Address	City	State	ZIP

B. PURCHASE PAYMENTS

  Make all checks payable to Pruco Life Insurance Company. Purchase Payments may be restricted by Pruco Life;

  please see your prospectus for details.

  SOURCE OF FUNDS

☐ Non-Qualified	☐ SEP-IRA	☐ 403(b)	☐ Traditional IRA	☐ 401(a)	☐ Roth IRA	☐ 401(k)

☐ Other

  If Purchase Payment is not included, please check one or both these boxes:

  ☐  Transfer of Asset Paperwork Submitted        ☐  Applicant Requesting Funds (if permitted)

QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial estimated payment(s).			NON-QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial estimated payment(s).
☐ Transfer	$		☐ 1035 Exchange	$

☐ Rollover	$		☐ Amount Enclosed	$

☐ Direct Rollover	$		☐ CD Transfer or Mutual Fund Redemption
$
☐ IRA / Roth IRA
Contribution	$	for tax year

If no year is indicated, contribution defaults to current tax year.

P-VAA(2/14)	ORD 202827 | page 2 of 8

SECTION 3 ■ ANNUITY INFORMATION (continued)

C. OPTIONAL BENEFITS (ONLY ONE may be chosen)

Age restrictions must be met. Investment restrictions and additional charges apply. Optional Benefit riders may not be available in all states or may vary. Please see the prospectus for full details.

☐ Highest Daily Lifetime® Income v3.0 ☐ Spousal Highest Daily Lifetime® Income v3.0	☐ Highest Daily Lifetime® Income v3.0 with Highest Daily Death Benefit ☐ Spousal Highest Daily Lifetime® Income v3.0 with Highest Daily Death Benefit

SECTION 4 ■ INVESTMENT SELECTION - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS

A. 6 OR 12 MONTH DOLLAR COST AVERAGING (DCA) PROGRAM - Please see the prospectus for details on this program.

If not enrolling in 6 or 12 Month DCA, proceed to Section 4B.

If enrolling in 6 or 12 Month DCA, check the applicable box and proceed to Section 4B to select the Portfolios to which your DCA transfers will be allocated. You may not participate in both the 6 and 12 Month DCA at the same time.

6 or 12 Month DCA may not be available in all states.

☐ 6 Month DCA	% of purchase payment OR ☐ 12 Month DCA	% of purchase payment

Each time you make an additional Purchase Payment, you need to elect a new 6 or 12 Month DCA program for that additional purchase payment.

If you have elected a 6 or 12 month DCA program, you may NOT elect any of the MVA Options in Section 4B.

If you choose to allocate less than 100% of your purchase payment to the 6 or 12 month DCA program, the remaining percentage of your purchase payment will be allocated to the investments you select in Section 4B.

B. INVESTMENT ALLOCATIONS - Note: Please review the below instructions prior to selecting your Investment Allocation.

If you elected an Optional Benefit in Section 3C: 10% of each Purchase Payment will be automatically allocated to the General Account Fixed Allocation. You should be aware that the Purchase Payments allocated to your elected investment option will be adjusted proportionally based on the amount allocated to the General Account Fixed Allocation.

You must choose from the Asset Allocation Portfolios listed in BOX 1 in any percentage combination totaling 100%

If you did NOT elect an Optional Benefit in Section 3C: You may allocate among any of the portfolios and MVA Options listed in BOX 1,2,3 or 4 in any percentage combination totaling 100%

AUTOMATIC REBALANCING

☐ Check here if you would like the below percentages to rebalance. Indicate the day of the month and frequency.

 Day of the Month (1st - 28th)                  Rebalancing Frequency: ☐ Monthly ☐ Quarterly ☐ Semi-Annually  ☐  Annually

BOX 1 | Asset Allocation Portfolios %

Traditional	Tactical	Alternative
AST Balanced Asset	AST Goldman Sachs	AST Academic Strategies
Allocation	Multi- Asset	Asset Allocation
AST Capital Growth Asset	AST J.P. Morgan Global	AST Advanced Strategies
Allocation	Thematic
AST Defensive	AST RCM World Trends	AST BlackRock Global
Asset Allocation		Strategies
AST FI Pyramis® Asset	AST Schroders Global	AST J.P Morgan Strategic
Allocation	Tactical	Opportunities
AST Franklin Templeton	Quantitative	AST Schroders Multi-Asset
Founding Funds Plus		World Strategies
AST New Discovery Asset	AST BlackRock iShares ETF	AST Wellington Management
Allocation		Hedged Equity
AST Preservation Asset	AST First Trust Balanced
Allocation	Target
AST T.Rowe Price Asset	AST Prudential Growth
Allocation	Allocation

BOX 1 Total	%

P-VAA(2/14)	ORD 202827 | page 3 of 8

SECTION 4 ■ INVESTMENT SELECTION - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS (continued)

    BOX 2 I Additional Portfolios % Large-

Cap Growth	Mid-Cap Growth	Small-Cap Growth
AST Goldman Sachs	AST Goldman Sachs Mid-	AST Federated Aggressive
Concentrated Growth	Cap Growth	Growth
AST Jennison Large-	AST Neuberger Berman Mid-	AST Small-Cap Growth

Cap Growth	Cap Growth	Small-Cap Value
AST Loomis Sayles Large-	Mid-Cap Value	AST Goldman Sachs Small-

Cap Growth	AST Mid-Cap Value	Cap Value

AST MFS Growth	AST Neuberger Berman / LSV	AST Small-Cap Value
	Mid-Cap Value	International Equity
AST T. Rowe Price Large-	Fixed Income	ASTAQR Emerging Markets

Cap Growth	AST High Yield	Equity

Large-Cap Blend	AST Lord Abbett Core Fixed	AST International Growth

AST AQR Large-Cap	Income	AST International Value

AST ClearBridge Dividend	AST Money Market	AST J.P. Morgan International

Growth	AST Neuberger Berman	Equity
AST QMA Large-Cap	Core Bond	AST MFS Global Equity

	AST PIMCO Limited Maturity	AST Parametric Emerging
AST QMA US Equity Alpha	Bond	Markets Equity

Large-Cap Value	AST PIMCO Total Return	AST QMA Emerging Markets
AST Goldman Sachs	Bond	Equity
Large-Cap Value	AST Prudential Core Bond	Specialty Portfolio

AST Herndon Large-Cap	AST Templeton Global Bond	AST Cohen & Steers Realty
Value

AST Jennison Large-Cap	AST Western Asset Core Plus	AST Global Real Estate
Value	Bond

AST Large-Cap Value	AST Western Asset Emerging	AST Quantitative Modeling

AST MFS Large-Cap Value	Markets Debt	AST T. Rowe Price Natural

AST T. Rowe Price Equity	Resources
Income

BOX 2 Total	%

BOX 3 I ProFund Portfolios %

Large-Cap Growth	Specialty Portfolio
ProFund VP Large-Cap	ProFund VP Consumer Goods
Growth

Large-Cap Value	ProFund VP Consumer Services
ProFund VP Large-Cap Value
Mid-Cap Growth	ProFund VP Financials

ProFund VP Mid-Cap Growth	ProFund VP Health Care

Mid-Cap Value	ProFund VP Industrials

ProFund VP Mid-Cap Value	ProFund VP Real Estate

Small-Cap Growth	ProFund VP Telecommunications

ProFund VP Small-Cap	ProFund VP Utilities
Growth
Small-Cap Value

ProFund VP Small-Cap Value

BOX 3 Total	%

BOX 4 I MVA Options % (May not be available in all states)

3 -Year Guarantee Period	7 -Year Guarantee Period

5 -Year Guarantee Period	110 -Year Guarantee Period	BOX 4 Total	%

CUMULATIVE (TOTAL 100%)	%

P-VAA(2/14)	ORD 202827 | page 4 of 8

SECTION 5 ■ FINANCIAL PROFESSIONAL AUTHORIZATION

If not checked we will assume that your answers are “YES” to Perform Contract Maintenance and Provide Investment/Allocation Instructions. For definitions, see Definitions and Disclosures.

DO YOU AUTHORIZE your Financial Professional to perform any of the designated activities below?        ☐  Yes    ☐  No

Please indicate what designated activities you authorize your Financial Professional to have:

☐  Perform Contract Maintenance            ☐   Provide Investment/Allocation Instructions

SECTION 6 ■ ADDITIONAL INFORMATION

If needed for:	• Special Instructions	• Beneficiaries	• Contingent Annuitant (for custodial contracts only)

• Annuity Replacement	• Entity Authorized Individuals

SECTION 7 ■ NOTICES & DISCLAIMERS

ALABAMA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

ALASKA: All statements and descriptions in an application for an insurance policy or annuity contract, or in negotiations for the policy or contract, by or in behalf of the insured or annuitant, shall be considered to be representations and not warranties. Misrepresentations, omissions, concealment of facts, and incorrect statements may not prevent a recovery under the policy or contract unless either (1) fraudulent; (2) material either to the acceptance of the risk, or to the hazard assumed by the insurer; or (3) the insurer in good faith would either not have issued the policy or contract, or would not have issued a policy or contract in as large an amount, or at the same premium or rate, or would not have provided coverage with respect to the hazard resulting in the loss, if the true facts had been made known to the insurer as required either by the application for the policy or contract or otherwise.

ARIZONA: Upon written request an insurer is required to provide, within a reasonable time, factual information regarding the benefits and provisions of the annuity contract to the contract owner.

If for any reason you are not satisfied with this contract, you may return it to us within 10 days (or 30 days for applicants 65 or older) of the date you receive it. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you, and it will be canceled from the beginning. If this is not a variable contract, any monies paid will be returned promptly. If this is a variable contract, any monies paid will be returned promptly after being adjusted according to state law.

CALIFORNIA: If any Participant(s)/Owner(s) (or Annuitant for entity-owned contracts) is age 60 or older, you are required to complete the “Important Information for Annuities Issued or Delivered in California” form.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages.

Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE, VIRGINIA, and WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

MARYLAND: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

(Continued)

P-VAA(2/14)	ORD 202827 | page 5 of 8

SECTION 7 ■ NOTICES & DISCLAIMERS (continued)

NORTH CAROLINA: North Carolina residents must respond to this question:

1. Did you receive a prospectus for this annuity?

     ☐Yes ☐ No

2. Do you believe the annuity meets your financial objectives and anticipated future financial needs?

     ☐Yes ☐ No

OREGON and VERMONT: — Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

ALL OTHER STATES: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: WARNING — Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

SECTION 8 ■ OWNER ACKNOWLEDGEMENTS

☐  By checking this box and signing below, I consent to receiving the prospectus for this variable annuity on the compact disc (the “CD Prospectus”) contained within the sales kit for this annuity. I acknowledge that I (i) have access to a personal computer or similar device (ii) have the ability to read the CD Prospectus using that technology and (iii) am willing to incur whatever costs are associated with using and maintaining that technology. With regard to prospectus supplements and other amended/updated prospectuses created in the future, I understand that such documents may be delivered to me in paper form.

• I represent that the Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and

• I acknowledge that the Annuity for which I am applying may not be traded on any stock exchange or secondary market; and

• I represent that I am not being compensated in any way for the purchase of the Annuity for which I am applying; and

• I understand that if I have purchased another Non-Qualified Annuity from Pruco Life or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and

• This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and

• I understand that annuity payments, benefits or surrender values, when based on the investment experience of the separate account investment options, are variable and not guaranteed as to a dollar amount; and

• I represent to the best of my knowledge and belief that the statements made in this application are true and complete; and

• I acknowledge that I have received a current prospectus for this annuity; and

• I understand that amounts allocated to an MVA Option may be subject to a Market Value Adjustment if withdrawn or transferred at any time other than during the 30 day period prior to the MVA Option’s Maturity Date. See prospectus for details.

SECTION 9 ■ OWNER & INSURANCE LICENSED REGISTERED REPRESENTATIVE - REPLACEMENT INFORMATION

è	Both the Owner Response and the Insurance Licensed Registered Representative Response columns must be completed.

Replacement Questions	Owner Response	Insurance Licensed Registered Representative
Does the Owner have any existing individual life insurance policies or annuity contracts? (If yes, a State Replacement Form is required for NAIC model regulation states.)	☐ YES ☐ NO	☐ YES ☐ NO

Will this annuity replace or change any existing individual life insurance policies or annuity contracts?

(If yes, complete the following and submit a State Replacement Form, if required.)

If yes - Company: |                                                             |

  Policy #:     |                |    Year Issued: |                |

	☐ YES ☐ NO	☐ YES ☐ NO

P-VAA(2/14)	ORD 202827 | page 6 of 8

SECTION 10 ■ OWNER SIGNATURE(S)

(If contract is issued in a State other than the Owner’s State
REQUIRED è	State where signed	of Residence, a Contract Situs Form may be required.)

OWNER’S TAX CERTIFICATION (SUBSTITUTE W-9)

Under penalty of perjury, I certify that the taxpayer identification number (TIN) I have listed on this form is my correct TIN. I further certify that the citizenship/residency status I have listed on this form is my correct citizenship/residency status.

☐  I have been notified by the Internal Revenue Service that I am subject to backup withholding due to underreporting of interest or dividends.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGN HERE è		- -
	Owner Signature	Month Day Year

TITLE (if any) è
If signing on behalf of an entity, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation.

SIGN HERE è		- -
	Co-Owner Signature	Month Day Year

SIGN HERE è		- -
	Annuitant Signature (if different from Owner)	Month Day Year

P-VAA(2/14)	ORD 202827 | page 7 of 8

SECTION 11 ■ INSURANCE LICENSED REGISTERED REPRESENTATIVE ACKNOWLEDGEMENTS AND SIGNATURE(S)

INSURANCE LICENSED REGISTERED REPRESENTATIVE STATEMENT

I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco Life approved sales material.

I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that Pruco Life will rely on this statement.

SIGN HERE è
		-	-
	Insurance Licensed Registered Representative Signature	Month	Day	Year
SIGN HERE è
		-	-
	Insurance Licensed Registered Representative Signature	Month	Day	Year

A. INSURANCE LICENSED REGISTERED REPRESENTATIVE

Name (First, Middle, Last)	Percentage

%

ID Number	Telephone Number	E-mail

Name (First, Middle, Last)	Percentage

%

ID Number	Telephone Number	E-mail

B. BROKER/DEALER

Name

FOR BROKER/DEALER USE ONLY
	Networking No.	Annuity No. (If established)

P-VAA(2/14)	ORD 202827 | page 8 of 8